Exhibit 99.3

Forward - Looking Information This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 19 95, regarding the financial condition, results of operations, business plans and the future performance of BB&T that are based on the beliefs and assumptions of the management of BB&T and the information available to management at the time th at these disclosures were prepared. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify thes e f orward - looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:  general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, amo ng other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services;  disruptions to the credit and financial markets, either nationally or globally, including the impact of a downgrade of U.S. g ove rnment obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions in Europe;  changes in the interest rate environment and cash flow reassessments may reduce NIM and/or the volumes and values of loans ma de or held as well as the value of other financial assets held;  competitive pressures among depository and other financial institutions may increase significantly;  legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd - Fran k Act may adversely affect the businesses in which BB&T is engaged;  local, state or federal taxing authorities may take tax positions that are adverse to BB&T;  a reduction may occur in BB&T’s credit ratings;  adverse changes may occur in the securities markets;  competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully t han BB&T and may be subject to different regulatory standards than BB&T;  natural or other disasters could have an adverse effect on BB&T in that such events could materially disrupt BB&T’s operation s o r the ability or willingness of BB&T’s customers to access the financial services BB&T offers;  costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expect ed;  expected cost savings or revenue growth associated with completed mergers and acquisitions may not be fully realized or reali zed within the expected time frames;  significant litigation could have a material adverse effect on BB&T;  deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions may be greater than expecte d ;  cyber - security risks, including “denial of service,” “hacking” and “identity theft,” could adversely affect our business and fin ancial performance, or our reputation; and,  failure to implement part or all of the Company’s new ERP system could result in impairment charges that adversely impact BB& T’s financial condition and results of operations and could result in significant additional costs to BB&T. Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this r eport. Actual results may differ materially from those expressed in or implied by any forward - looking statement. Except to the extent required by applicable law or regulation, BB&T undertakes no obligation to revise or update publicly any forwar d - l ooking statements for any reason. Non - GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with ac counting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non - GAAP” measures in their analysis of the Corporation’s performance and the efficiency of its operations. Management believes that these non - GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The c omp any believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T’s management believes that investors may use these non - GAAP financial measures to analyze financial performanc e without the impact of unusual items that may obscure trends in the company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they nece ssa rily comparable to non - GAAP performance measures that may be presented by other companies. Below is a listing of the types of non - GAAP measures used in this presentation:  Tangible common equity and related ratios are non - GAAP measures. The return on average risk - weighted assets is a non - GAAP measure . BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation .  The ratio of loans greater than 90 days and still accruing interest as a percentage of loans held for investment has been adj ust ed to remove the impact of loans that are or were covered by FDIC loss sharing agreements. Management believes that their inclusion may result in distortion of these ratios such that they might not be comparable to o the r periods presented or to other portfolios that were not impacted by purchase accounting.  Fee income and efficiency ratios are non - GAAP in that they exclude securities gains (losses), foreclosed property expense, amortizat ion of intangible assets, merger - related and restructuring charges, the impact of FDIC loss share accounting and other selected items. BB&T’s management uses these measures in their analysis of the Corporation’s perfo rma nce. BB&T’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significa nt gains and charges.  Adjusted non - interest expenses exclude loss on early extinguishment of debt, FHA - insured mortgage loan reserve adjustment, mortg age loan indemnification reserve adjustment, franchise tax, mortgage reserve adjustments, and merger - related charges and is a Non - GAAP measure. BB&T’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.  Return on average tangible common shareholders’ equity is a non - GAAP measure that calculates the return on average common shareholders’ equity without the impact of intangible assets and their related amortization . This measure is useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Core net interest margin is a non - GAAP measure that adjusts net interest margin to exclude the impact of interest income and fun ding costs associated with loans and securities acquired in the Colonial acquisition. BB&T’s management believes that the exclusion of the generally higher yielding assets acquired in the Colonial acquisition from the cal culation of net interest margin provides investors with useful information related to the relative performance of the remainder of BB&T’s earning assets.  Adjusted net charge - offs, the adjusted ratio of net charge - offs to average loans and the allowance to adjusted net charge - offs ratio are non - GAAP measures that adjust net charge - offs to exclude the impact of a process change that resulted in accelerated recognition of charge - offs in the non - prime automobile lending portfolio during the quarter ended March 31, 2014 and net charge - offs associated with certain loan sales during the quarter ended September 30, 2014. BB&T’s management believes these adjustments increase comparability of period - to - period results and believes that investors may find them useful in their analysis of the Corporation . A reconciliation of these non - GAAP measures to the most directly comparable GAAP measure is included in BB&T’s First Quarter 2015 Quarterly Performance Summary, which is available on BB&T’s website at www.bbt.com.

3 3 2015 First Quarter Performance Highlights 1 ▪ Net income totaled $488 million 2 in 1Q15 ▪ Diluted EPS totaled $0.67, excluding merger - related charges, EPS totaled $0.68 ▪ Revenues totaled $2.3 billion, up $34 million or 1.5% compared to 1Q14  Driven by continued strength in fee businesses  Record quarter for insurance business ▪ Fee income ratio of 45.8% vs. 43.6% in 1Q14 Earnings Loans ▪ Average loans, excluding residential mortgage, grew 5.4% vs. 4Q14 ▪ Growth led by C&I, Direct retail, and Sales Finance Expense Management 3 Strategic Highlights ▪ Noninterest expense was $1.4 billion ▪ 1Q15 includes $18 million increase for pension, $22 million increase for payroll taxes ▪ Efficiency ratio was 58.5% 1 Linked quarter growth rates are annualized, except credit metrics 2 Available to common shareholders 3 Please refer to appendix for non - GAAP reconciliations Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Pr ior period information has been revised to conform to the current presentation ▪ Announced agreements to significantly increase partnership interest in AmRisc and to sell American Coastal Insurance Company ▪ Successful completion of Texas branch acquisition ▪ Successful conversion of our general ledger system

4 4 Solid Loan Growth 1 ▪ Excluding Residential mortgage, loans grew 5.4% annualized ▪ Experienced robust loan growth vs. 4Q14 in certain categories:  BB&T Equipment Finance, up 17.5% annualized  C&I, up 10.7% annualized  Sales finance, up 9.9% annualized  Regional Acceptance, up 6.7% annualized ▪ Mortgage balances declined due to management’s continuing strategy to sell all conforming loan production and the impact of prior quarter loan sales 1 Excludes loans held for sale 2 Other l ending s ubsidiaries consist of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance $115.1 $117.1 $118.6 $118.3 $118.8 $110.0 $112.0 $114.0 $116.0 $118.0 $120.0 1Q14 2Q14 3Q14 4Q14 1Q15 Average Loans Held for Investment ($ in billions) C&I $ 41,448 $ 1,065 10.7% CRE – income producing properties 10,680 (1) - CRE – construction & development 2,734 (38) (5.6) Direct retail 8,191 106 5.3 Sales finance 10,498 251 9.9 Revolving credit 2,385 (42) (7.0) Residential mortgage 30,427 (619) (8.1) Other lending subsidiaries 2 11,318 (33) (1.2) Subtotal $ 117,681 $ 689 2.4% Acquired from FDIC 1,156 (153) (47.4) Total $ 118,837 $ 536 1.8% 1Q15 Average Balance 1Q15 v. 4Q14 $ Increase (Decrease) 1Q15 v. 4Q14 Annualized % Increase (Decrease) Average Loans Held for Investment ($ in millions) ▪ Expect loan growth of 3% - 5% (7% - 9% excluding mortgage) on a linked quarter basis in 2Q15

5 5 Improved Deposit Mix and Cost $125.7 $129.6 $130.6 $130.3 $129.5 0.27% 0.26% 0.26% 0.25% 0.25% 0.20% 0.25% 0.30% 0.35% 0.40% $100.0 $110.0 $120.0 $130.0 $140.0 1Q14 2Q14 3Q14 4Q14 1Q15 Total Interest-Bearing Deposit Cost ▪ Overall Noninterest Bearing DDA growth vs. 4Q14 was 5.9% annualized ▪ Personal, business and public funds DDA growth totaled 11.3%, 14.1% and 17.4% respectively vs. 1Q14 ▪ Average noninterest - bearing deposit mix was 30.6% in 1Q15 vs. 28.2% in 1Q14 ▪ Cost of Total Deposits was 0.25% in 1Q15 vs. 0.27% in 1Q14 Average Total Deposits ($ in billions) $35.4 $36.6 $38.1 $39.1 $39.7 $30.0 $33.0 $36.0 $39.0 $42.0 1Q14 2Q14 3Q14 4Q14 1Q15 Average Noninterest - Bearing Deposits ($ in billions) Noninterest - bearing deposits $ 39,701 $ 571 5.9% Interest checking 20,623 1,315 27.6 Money market & savings 51,644 468 3.7 Subtotal $ 111,968 $ 2,354 8.7% Time deposits and IRAs 17,000 (3,041) (61.5) Foreign office deposits – Interest - bearing 563 (97) (59.6) Total deposits $ 129,531 $ (784) (2.4)% 1Q15 Average Balance 1Q15 v. 4Q14 $ Increase (Decrease) 1Q15 v. 4Q14 Annualized % Increase (Decrease) Average Deposits ($ in millions)

6 6 Credit Quality Improved Across the Board 1 ▪ NPAs declined 2.2% vs. 4Q14 ▪ Delinquent loans declined 19.6% ▪ Net charge - offs decreased 12.9% ▪ Performing TDRs decreased 5.1% ▪ Management expects 2Q15 net charge - offs to be 35 - 40 bps ▪ Expect NPAs to remain stable for the foreseeable future 0.59% 0.52% 0.50% 0.42% 0.40% 0.00% 0.20% 0.40% 0.60% 0.80% 1Q14 2Q14 3Q14 4Q14 1Q15 Total Nonperforming Assets as a Percentage of Total Assets Annualized Net Charge - offs / Average Loans 1 Includes acquired from FDIC; excludes loans held for sale 2 Excludes the impact of $23 million process change that resulted in accelerated recognition of charge - offs in the non - prime auto mobile lending portfolio 3 Excludes $15 million of net charge - offs related to sale of loans consisting primarily of TDRs 0.41% 0.48% 2 0.48% 0.43% 3 0.34% 0.56% 0.39% 0.00% 0.20% 0.40% 0.60% 0.80% 1Q14 2Q14 3Q14 4Q14 1Q15 Core Charge-offs Other Charge-offs

7 7 Allowance Coverage Ratios Remain Strong 2.54x 3.28x 2.67x 3.21 3.60x 1.82x 1.89x 1.92x 2.39 2.45x 0.00 1.00 2.00 3.00 4.00 5.00 1Q14 2Q14 3Q14 4Q14 1Q15 ALLL to Net Charge-offs ALLL to NPLs HFI ▪ Coverage ratios remain strong at 3.60x and 2.45x for the allowance to net charge - offs and NPLs, respectively ▪ Criticized and classified ratios continue to decline ▪ Allowance includes adjustment for energy - related credits following a full review of the portfolio ▪ Management continues to anticipate no ALLL releases in future quarters ALLL Coverage Ratios

8 8 Net Interest Margin Relatively Stable in 1Q15 3.52% 3.43% 3.38% 3.36% 3.33% 3.29% 3.22% 3.20% 3.20% 3.18% 2.75% 3.25% 3.75% 4.25% 1Q14 2Q14 3Q14 4Q14 1Q15 Reported NIM Core NIM ▪ 1Q15 NIM declined 3 bps vs. 4Q14 as a result of:  Lower yields on new loans  Runoff of assets acquired from the FDIC Partially offset by:  Improved funding mix changes ▪ Expect NIM to decline 6 - 8 bps in 2Q15 due to the lower rate environment and runoff of acquired assets ▪ Net interest income is expected to be flat in 2Q15 compared to 1Q15 ▪ Became more asset sensitive due to changes in funding mix Net Interest Margin 1 0.33% 0.74% 1.46% 2.06% - 0.18% 0.99% 1.90% 2.55% -0.20% 0.80% 1.80% 2.80% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 12/31/14 Sensitivities as of 03/31/2015 Rate Sensitivities 1 Excludes assets acquired from the FDIC. See non - GAAP reconciliations included in the attached Appendix

Strong Fee Income



Fee Income Ratio[1,3]
50.0%
45.0%
40.0%
43.6%
44.7%
44.3%
46.2%
45.8%
1Q14
2Q14
3Q14
4Q14
1Q15

- Insurance income was a record $440 million, up $31 million vs. 4Q14 primarily due to seasonal growth in employee benefit commissions
- Mortgage banking income declined $18 million vs. 4Q14 primarily reflecting lower net mortgage servicing rights income
- Investment banking and brokerage fees and commissions declined $18 million driven by decreased capital markets activity

Noninterest Income

($ in millions)

	1Q15	1Q15 v. 4Q14[2] Increase (Decrease)	1Q15 v. 1Q14 Increase (Decrease)
Insurance income	$ 440	30.7 %	3.0 %
Service charges on deposits	145	(38.0)	(3.3)
Mortgage banking income	110	(57.0)	48.6
Investment banking and brokerage fees and commissions	94	(65.2)	6.8
Bankcard fees and merchant discounts	50	(15.6)	8.7
Trust and investment advisory revenues	56	-	3.7
Checkcard fees	39	(29.0)	2.6
Income from bank-owned life insurance	30	-	11.1
FDIC loss share income, net	(79)	(24.1)	(6.0)
Securities gains (losses), net	-	NM	NM
Other income[3]	112	(17.3)	6.7
Total noninterest income	**$ 997**	**(9.9) %**	**7.6 %**

- Management expects growth across all major fee categories in 2Q15

[1] Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non-GAAP reconciliations included in the attached Appendix
[2] Linked quarter percentages are annualized
[3] Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation

9

Noninterest Expense Up Due To Seasonal Factors



Efficiency Ratio[1,3]
65.0%
60.0%
55.0%
50.0%
58.2%
58.4%
58.7%
55.6%
58.5%
1Q14
2Q14
3Q14
4Q14
1Q15

- Personnel expense increased primarily due to an $18 million increase in pension plan and $22 million seasonal increase in payroll taxes, offset by a decline in FTEs of approximately 150
- Other expense increased $42 million, primarily due to prior period benefits for franchise taxes and insurance-related expense
- 1Q15 effective tax rate was 30.6%; expecting effective tax rate for 2Q15 to remain stable
- Expect positive operating leverage in 2Q15

Noninterest Expense

($ in millions)

	1Q15	1Q15 v. 4Q14[2] Increase (Decrease)	1Q15 v. 1Q14 Increase (Decrease)
Personnel expense	$ 830	18.4 %	6.1 %
Occupancy and equipment expense	167	(2.4)	(5.1)
Loan-related expense	38	(188.5)	(25.5)
Software expense	44	(9.0)	2.3
Professional services	24	(149.4)	(27.3)
Outside IT services	30	45.1	11.1
Regulatory charges	23	(16.9)	(20.7)
Amortization of intangibles	21	(18.4)	(8.7)
Foreclosed property expense	13	121.7	44.4
Merger-related and restructuring charges, net	13	(112.7)	62.5
Other expense	219	96.2	7.4
Total noninterest expense	**$ 1,422**	**8.1 %**	**2.7 %**

- Excluding merger-related charges, management expects expenses to increase 2-4% in 2Q15 compared to 1Q15, driven by annual merit increases, production-related incentives, IT and professional costs, and the acquisitions

[1] Excludes certain items as detailed in non-GAAP reconciliation section
[2] Linked quarter percentages are annualized
[3] Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation

10

Capital and Liquidity Strength


Common Equity Tier 1[1]
11.0%
10.0%
9.0%
10.2%
10.2%
10.5%
10.6%
10.5%
1Q14
2Q14
3Q14
4Q14
1Q15[2]
Basel I
Basel III

- Fully phased in common equity Tier 1 ratio under Basel III was approximately 10.3% at March 31, 2015 and December 31, 2014
- BB&T's 1Q15 LCR was 130% vs. the minimum requirement of 90% by January 1, 2016
- BB&T's 1Q15 liquid asset buffer was 13.7% (high quality liquid assets as a percentage of total assets)
- Received a non-objection to our capital plan
  - A planned increase in the quarterly dividend to $0.27, a 12.5% increase
  - Share buybacks of up to $820 million beginning in the third quarter of 2015
  - Includes acquisitions of Texas branches, The Bank of Kentucky, Susquehanna, and AmRisc

[1] Current quarter regulatory capital information is preliminary. Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented. The ratio for periods prior to 2015 is the Tier 1 common equity ratio, which was based on the definition used for the SCAP assessment. This ratio was a non-GAAP measure. BB&T's management used this measure to assess the quality of capital and believes that investors found the measure useful in their analysis of the Corporation. This capital measure was not necessarily comparable to similar capital measures that may be presented by other companies. Management believes this measure was fairly comparable to Common Equity Tier 1 capital, which is required under Basel III.

[2] Under Transitional Approach

11

Community Banking Segment

Serves individual and business clients by offering a variety of loan and deposit products and other financial services

($ in millions)	1Q15	Inc/(Dec) vs 4Q14	Inc/(Dec) 1Q14
Net Interest Income	$ 709	$ (21)	$ (14)
Noninterest Income[1]	300	(27)	(5)
Provision for Credit Losses	13	(7)	(3)
Noninterest Expense[2]	666	25	(7)
Income Tax Expense	120	(25)	(4)
Segment Net Income	$ 210	$ (41)	$ (5)

Highlighted Metrics

($ in billions)

	1Q15	Change: Link[3]	Change: Like
CRE- Income Producing Properties	$10.7	0.3%	3.6%
Direct Retail Lending	$8.1	5.5%	9.5%
Noninterest Bearing Deposits	$35.5	7.8%	12.7%
Total Deposits	$108.1	8.1%	2.8%

Comments[3]

- Commercial loan production increased $140.2 million, or 4.7%, compared to 1Q14
- Direct Retail Lending production increased $289.1 million, or 49.8%, compared to 1Q14
  - Driven by Home Equity Lines of Credit
- Bankcard production increased $25.4 million, or 9.4% compared to 1Q14
- Total Noninterest Expense (excluding allocated corporate expenses) declined $12.1 million, or 3.1%, compared to 1Q14
- Successfully completed acquisition of 41 Citibank branches in the Texas market on March 20th
- Preparing for the 2nd quarter acquisition/conversion of The Bank of Kentucky and second half acquisition/conversion of Susquehanna

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production

12

Residential Mortgage Banking Segment

BB&T

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators

($ in millions)	1Q15	Inc/(Dec) vs 4Q14	Inc/(Dec) 1Q14
Net Interest Income	$ 109	$ (11)	$ (18)
Noninterest Income[1]	84	(17)	23
Provision for Credit Losses	(12)	26	8
Noninterest Expense[2]	102	(25)	(5)
Income Tax Expense	39	(11)	1
Segment Net Income	$ 64	$ (18)	$ 1

Highlighted Metrics[3]

($ in billions)

	1Q15	Change: Link[4]	Change: Like
Retail Originations	$1.7	(7.2%)	21.8%
Correspondent Purchases	2.3	13.8%	(3.3%)
Total Production	$4.0	3.8%	6.1%
Loan Sales	$2.8	(24.7%)	(3.0%)
Loans Serviced for others (EOP)	$89.2	(1.2%)	1.1%

Comments[4]

- Decline in net interest income vs. 4Q14 was primarily driven by lower average loan balances
- Fee income decline was driven by a $9.4 million decrease in MSR Fair Value gains and a $5.4 million decrease in net servicing income
- Gain on sale margin increased to 1.54%, up 0.36% vs 4Q14, partially offset by lower sales volume
- The 1Q15 production mix was 44% purchase / 56% refinance vs. 61% / 39% in 4Q14
- Credit quality remained strong with improving credit trends[5]:
  - 30+ day delinquency of 2.10%
  - Non-accruals of 0.60%
  - Net charge-offs of 0.15%

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Highlighted Metrics do not include operating statistics for loans transferred from Community Banking in 1Q14
4 Linked quarter growth rates annualized except for production and sales
5 Credit quality metrics are based on Loans Held for Investment

13

Dealer Financial Services Segment

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	1Q15	Inc/(Dec) vs 4Q14	Inc/(Dec) 1Q14
Net Interest Income	$ 175	$ 3	$ 11
Noninterest Income[1]	-	(1)	(1)
Provision for Credit Losses	64	(16)	(9)
Noninterest Expense[2]	41	3	5
Income Tax Expense	27	6	6
Segment Net Income	$ 43	$ 9	$ 8

Highlighted Metrics

($ in billions)

	1Q15	Change: Link[4]	Change: Like
Retail Loan Production	$ 1.2	13.6%	(19.9%)
Loan Yield	6.46%	(0.48%)	(0.78%)
Operating Margin[3]	76.6%	(1.5%)	(1.6%)
Net Charge-offs	1.57%	0.34%	1.04%

Comments[4]

- Continued to generate strong loan growth:
  - Average loans were up 12.1% for Dealer Finance (excluding dealer finance wholesale) and 10.4% for Regional Acceptance vs. 1Q14
- Dealer Finance asset quality indicators continue to exhibit strong performance compared to industry norms
- Regional Acceptance asset quality indicators continue to perform within management's risk appetite
- Regional Acceptance has announced it will open a regional servicing center in Tempe, AZ in 2Q15 to support its western U.S. production offices

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

14

Specialized Lending Segment

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	1Q15	Inc/(Dec) vs 4Q14	Inc/(Dec) 1Q14
Net Interest Income	$ 105	$ (3)	$ 1
Noninterest Income[1]	64	(5)	15
Provision for Credit Losses	19	6	10
Noninterest Expense[2]	75	(2)	9
Income Tax Expense	18	(5)	(1)
Segment Net Income	$ 57	$ (7)	$ (2)

Highlighted Metrics

($ in billions)

	1Q15	Change: Link[4]	Change: Like
Loan Originations	$ 3.9	(12.3%)	19.4%
Loan Yield	4.38%	(0.01%)	(0.36%)
Operating Margin[3]	55.6%	(0.9%)	(1.2%)
Net Charge-offs	0.30%	(0.09%)	(0.11%)

Comments[4]

- Equipment Finance's average loans increased 17.5% vs. 4Q14 and 9.1% vs. 1Q14
- Grandbridge delivered strong commercial mortgage banking results in 1Q15:
  - Loan production in 1Q15 was $1.3 billion vs. $860 million in 1Q14
  - Average LHFI increased 65.9% vs. 1Q14
  - Commercial mortgage income of $27 million up $10 million vs. 1Q14
- Sheffield Financial's loan growth continues to be solid:
  - 1Q15 production increased 22.4% compared to 1Q14
  - Average loans increased 13.0% vs. 1Q14
- Strong Commercial Finance activity in 1Q15.
  - Mortgage Warehouse Lending new lines of credit and line increases rose 206.5% vs. 1Q14
  - Asset-Based Lending new lines of credit and line increases rose 12.0% vs. 1Q14

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales

15

Insurance Services Segment

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	1Q15	Inc/(Dec) vs 4Q14	Inc/(Dec) 1Q14
Net Interest Income	$ 3	$ -	$ 2
Noninterest Income[1]	442	21	11
Provision for Credit Losses	-	-	-
Noninterest Expense[2]	339	16	6
Income Tax Expense	34	(2)	10
Segment Net Income	$ 72	$ 7	$ (3)

Highlighted Metrics

($ in millions)

	1Q15	Change Link[4]	Change Like
Noninterest Income	$ 442	20.2%	2.6%
Number of Stores[3]	198	-	3
EBITDA Margin	26.5%	(0.8%)	(0.3%)

Comments[4]

- BB&T Insurance generated solid insurance revenue growth vs. 1Q14 of:
  - 3.4% for Retail
  - 1.9% for Wholesale
  - 2.6% for total Insurance
- Same store sales growth increased 3.1% vs 1Q14
- BB&T Insurance produced strong new business growth vs 1Q14:
  - 31.9% for Retail
  - 22.9% for Wholesale[5]
- BB&T announced agreement to significantly increase its partnership interest in AmRisc and to sell American Coastal Insurance Company to certain members of the AmRisc management team.
- BB&T announced acquisition of strategic assets of NAPCO, LLC, a wholesale property and casualty broker.

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 U.S. Locations
4 Linked quarter growth rates annualized except for production and sales
5 Excludes American Coastal & Crump Life

16

Financial Services Segment

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	1Q15	Inc/(Dec) vs 4Q14	Inc/(Dec) 1Q14
Net Interest Income	$ 121	$ 2	$ 16
Noninterest Income[1]	204	(24)	22
Provision for Credit Losses	24	6	24
Noninterest Expense[2]	195	(7)	16
Income Tax Expense	40	(8)	(1)
Segment Net Income	$ 66	$ (13)	$ (1)

Highlighted Metrics

($ in billions)

	1Q15	Change Link[4]	Change Like
Average Loan Balances	$ 12.3	32.6%	31.8%
Average Deposits	$ 27.6	2.6%[5]	15.6%[5]
Total Invested Assets	$121.8	9.7%	6.4%
Invested Assets Noninterest Income ($ in millions)	$ 124.0	0.7%	4.5%
Operating Margin[3]	40.0%	(1.8%)	2.4%

Comments[4]

- Average loan and deposit growth was driven by:
  - Corporate Banking, which generated
    - 31.5% loan growth vs. 1Q14
  - BB&T Wealth, which generated
    - 38.5% loan growth and 29.0%[5] transaction deposit growth vs. 1Q14
- Decrease in noninterest income vs. 4Q14 was driven by lower Equity Capital Markets revenues
- Increase in noninterest income vs. 1Q14 was driven by higher private equity income
- Wealth Lending production increased 39.3% vs. 4Q14
- March 2015 was a record month for Wealth Lending

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales
5 Adjusted to normalize inclusion of BB&T Wealth trust and other personal deposits residing in commercial products beginning in 1Q15

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18

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Capital Measures[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	March 31 2015[4]	Dec. 31 2014	Sept. 30 2014	June 30 2014	March 31 2014
Selected Capital Information					
Risk-based capital:	Basel III	Basel I			
Tier 1	$ 18,320	$ 17,840	$ 17,402	$ 16,984	$ 16,699
Total	21,649	21,381	21,281	20,270	20,154
Risk-weighted assets (2)	149,727	143,675	140,499	140,829	137,947
Average quarterly tangible assets	180,790	179,785	179,268	177,983	175,424
Risk-based capital ratios:					
Tier 1	12.2 %	12.4 %	12.4 %	12.1 %	12.1 %
Total	14.5	14.9	15.1	14.4	14.6
Leverage capital ratio	10.1	9.9	9.7	9.5	9.5
Equity as a percentage of total assets	13.1	13.0	13.0	12.7	12.7
Common equity per common share	$ 30.48	$ 30.09	$ 29.98	$ 29.52	$ 28.98
Selected non-GAAP Capital Information (3)					
Tangible common equity as a percentage of tangible assets	8.0 %	8.0 %	7.9 %	7.7 %	7.6 %
Tangible common equity per common share	$ 20.13	$ 19.86	$ 19.71	$ 19.21	$ 18.73

1 Current quarter regulatory capital is preliminary
2 Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented
3 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.
4 Under transitional approach

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Non-GAAP Reconciliations[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	March 31 2015	Dec. 31 2014	Sept. 30 2014	June 30 2014	March 31 2014
Calculations of tangible common equity, tangible assets and related measures: [3]					
Total shareholders' equity	$ 24,738	$ 24,377	$ 24,271	$ 23,931	$ 23,521
Less:					
Preferred stock	2,603	2,603	2,603	2,603	2,603
Noncontrolling interests	96	88	76	85	94
Intangible assets	7,480	7,374	7,396	7,420	7,370
Tangible common equity	$ 14,559	$ 14,312	$ 14,196	$ 13,823	$ 13,454
Total assets	$ 189,228	$ 186,834	$ 187,045	$ 188,043	$ 184,680
Less:					
Intangible assets	7,480	7,374	7,396	7,420	7,370
Tangible assets	$ 181,748	$ 179,460	$ 179,649	$ 180,623	$ 177,310
Risk-weighted assets [2]	$ 149,727	$ 143,675	$ 140,499	$ 140,829	$ 137,947
Tangible common equity as a percentage of tangible assets	8.0 %	8.0 %	7.9 %	7.7 %	7.6 %
Tangible common equity	$ 14,559	$ 14,312	$ 14,196	$ 13,823	$ 13,454
Outstanding shares at end of period (in thousands)	723,159	720,698	720,298	719,584	718,497
Tangible common equity per common share	$ 20.13	$ 19.86	$ 19.71	$ 19.21	$ 18.73

1 Current quarter regulatory capital is preliminary
2 Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented
3 Tangible common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

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Non-GAAP Reconciliations[1]

	Quarter Ended				
	March 31	Dec. 31	Sept. 30	June 30	March 31
Efficiency and Fee Income Ratios (1)	2015	2014	2014	2014	2014
Efficiency ratio - GAAP	60.7 %	58.3 %	66.0 %	65.6 %	60.0 %
Effect of securities gains (losses), net	-	-	(0.1)	-	-
Effect of merger-related and restructuring charges, net	(0.5)	(0.7)	(0.3)	(0.6)	(0.3)
Effect of mortgage loan indemnification reserves	-	-	-	(1.4)	-
Effect of mortgage reserve adjustments	-	(1.1)	-	-	-
Effect of loss on early extinguishment of debt	-	-	(5.1)	-	-
Effect of franchise tax adjustment	-	0.6	-	-	-
Effect of FDIC loss share accounting	(0.1)	(0.1)	(0.3)	(0.2)	(0.1)
Effect of foreclosed property expense	(0.6)	(0.4)	(0.5)	(0.4)	(0.4)
Effect of FHA-insured mortgage loan reserve adjustment	-	-	-	(3.6)	-
Effect of amortization of intangibles	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)
Efficiency ratio - reported	58.5	55.6	58.7	58.4	58.2
Fee income ratio - GAAP	42.5 %	42.7 %	40.7 %	41.0 %	40.1 %
Effect of securities gains (losses), net	-	-	0.1	-	-
Effect of FDIC loss share accounting	3.3	3.5	3.5	3.7	3.5
Fee income ratio - reported	45.8	46.2	44.3	44.7	43.6

1 BB&T's management uses these measures in their analysis of the Corporation's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation

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23 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity without t h e impact of intangible assets and their related amortization. Non - GAAP Reconciliations 1 (Dollars in millions) Quarter Ended March 31 2015 Dec. 31 2014 Sept. 30 2014 June 30 2014 March 31 2014 Return on Average Tangible Common Shareholders' Equity Net income available to common shareholders $ 488 $ 551 $ 512 $ 424 $ 496 Plus: Amortization of intangibles, net of tax 13 14 14 15 14 Tangible net income available to common shareholders $ 501 $ 565 $ 526 $ 439 $ 510 Average common shareholders' equity $ 21,883 $ 21,895 $ 21,471 $ 21,159 $ 20,579 Less: Average intangible assets 7,366 7,385 7,409 7,378 7,379 Average tangible common shareholders' equity $ 14,517 $ 14,510 $ 14,062 $ 13,781 $ 13,200 Return on average tangible common shareholders' equity 14.00% 15.45% 14.83% 12.77% 15.68 % Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Pr io r period information has been revised to conform to the current presentation

Non - GAAP Reconciliations 1 Quarter Ended Reported net interest margin vs. core net interest margin March 31 2015 Dec. 31 2014 Sept. 30 2014 June 30 2014 March 31 2014 Reported net interest margin - GAAP 3.33% 3.36% 3.38% 3.43% 3.52 % Adjustments to interest income for assets acquired from FDIC: Effect of securities acquired from FDIC (0.06) (0.06) (0.06) (0.06) (0.06) Effect of loans acquired from FDIC (0.10) (0.11) (0.13) (0.16) (0.18) Adjustments to interest expense: Effect of interest expense on assets acquired from FDIC 0.01 0.01 0.01 0.01 0.01 Core net interest margin 3.18% 3.20% 3.20% 3.22% 3.29% 24 1 BB&T management uses this measure to evaluate net interest margin, excluding the impact of assets acquired from FDIC and beli e ves this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.